                                                                    Exhibit 10.8

                            MASTER SERVICES AGREEMENT


         THIS MASTER SERVICES AGREEMENT (the "Agreement") is entered into as of March 30, 2001 ("Effective Date"), by and between eBillit, Inc., a Delaware corporation ("EBI"), and National Online Services, Inc. a Florida corporation ("Client").

         WHEREAS, Client is a provider of certain Internet and/or telecommunications related products and services; and

         WHEREAS, EBI is engaged in the business of providing validation, billing, collection by and related services to the Internet and telecommunications industries; and

         WHEREAS, EBI is willing to provide its services to Client, and Client desires to obtain such services from EBI, upon the terms and conditions stated herein;

         NOW, THEREFORE, the parties hereto agree as follows:

         1. DEFINITIONS. A certain terms used herein are defined in the attached Exhibit A and are incorporated herein by reference. "

         2. EBI SERVICES. EBI shall provide one or more of the following services (each a "Service Option") as more fully described on the referenced Schedules, attached hereto and, made a part hereof. Unless, marked as initially ordered below, Service Options may be ordered by Client in accordance with the terms set forth in the applicable Schedule.

                                                                                                    Initial
             Schedule          Service Options                                                      Order
             --------          ---------------                                                      -------
              I                Validation/Registration                                                ( )


              II               PhoneBill Services (Telco Billing)                                     (X)


              III              DirectBill Services (Client-Branded Billing)                           ( )


                                      - with -WebBill option                                          ( )


              IV               Credit Card Processing                                                 ( )



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
              V                Automated Clearing House (ACH)                                         ( )


              VI               End-User Inquiry (required with Service Option II or III)              (X)


              VII              Collection Services                                                    ( )

         3. TERM. The term of this Agreement shall be for two (2) years from the Effective Date ("Initial Term"), and shall automatically renew for successive terms of two (2) years (each a "Renewal Term") unless either party gives the other party ninety (90) days prior written notice of its desire to not renew at least ninety (90) days prior to the scheduled renewal, or otherwise terminates this Agreement in accordance with Section 12. The Initial Term and any Renewal Term shall be referred to collectively herein as "Term".

         4. CLIENT SUBMISSION AND EBI EDIT. Where applicable to the ordered Service Options, Client shall submit to EBI its Billing Transactions in a data format acceptable to EBI. Upon receipt of Client's Billing Transactions, EBI shall subject the Billing Transactions to its proprietary edit process (the "EBI Edit Process"), which may screen the Billing Transactions for, among other things, compliance with EBI's billing policies, billing coverage, regulatory requirements, syntax errors and other requirements as EBI may reasonably determine from time to time. EBI shall provide reasonable notification of any changes or restrictions in its edit criteria. Client shall be responsible for screening its Billing Transactions to reasonably exclude records that are not likely to pass the EBI Edit Process. If any of Client's Billing Transactions fail to satisfy the criteria of the EBI Edit Process, EBI shall return such Billing Transactions to Client and EBI shall have no further responsibility for any such returned Billing Transactions..

         5. SERVICE FEES. EBI shall be entitled to withhold from its disbursements to Client, or otherwise invoice Client, the fees and charges set forth on Exhibit B, attached hereto (collectively "Fees"). In the event EBI invoices Client for its Fees, such invoices shall be due and payable within five
(5) business days of receipt by Client. EBI shall be entitled to interest on any past-due Fees at the rate of 18% per annum or the maximum rate allowable by law, whichever, is less. After the first. annual anniversary of this Agreement, EBI may adjust its Fees with thirty (30) days prior written notice to Client, provided, however, that the aggregate effect of such adjustment shall not exceed ten percent (10%) in any 12 month period.



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         6. TAXES. Each party shall be responsible for timely remitting such party's applicable Taxes (if any) to the appropriate taxing authorities. In no event shall either party be responsible for the other party's obligation to remit such other party's Taxes. Client shall either (i) include, in the face amount of each Billing Transaction, the amount of any Taxes applicable to such Billing Transaction, or (ii) provide written instructions to EBI directing EBI to apply specific Taxes to the Billing Transactions. Client agrees to indemnify and hold EBI, its directors, officers, employees, agents, and representatives harmless from and against any liability or loss resulting from any Taxes including, without limitation, any penalties, interest, additions to Tax, Tax surcharges and other Tax-related costs payable or incurred in relation to Client's Services or the Billing Transactions except; however, that none of the foregoing shall apply in the event of EBI's failure to remit actual collected Taxes to a taxing authority, where applicable, on a timely basis.

         7. CLIENT REPRESENTATIONS AND WARRANTIES. Client represents and warrants to EBI that, throughout the Term of this Agreement, Client shall be in compliance with a11 applicable regulations and policies including, but not limited to, federal, state, and local legal and regulatory requirements (collectively the "Laws") and the billing and collection guidelines contained in Exhibit C, attached hereto, applicable to any of Client's Services, including, without limitation, all certification requirements, tariffs, rate caps, validation requirements, preamble, disclosure, advertising, solicitation, and content applicable to Client's Services. The warranties set forth in this paragraph are in lieu of any other warranty, express, implied or statutory.

         8. EBI's REPRESENTATION AND WARRANTY. EBI represents and warrants that it has the full power and authority to enter into this Agreement and, when executed and delivered by EBI, this Agreement will constitute the legal, valid and binding obligation of EBI. EBI further represents and warrants that it is in compliance with all applicable Laws with respect to the services to be provided hereunder, and that it shall maintain such compliance throughout the Term of this Agreement. This warranty is in lieu of any other warranty, express, implied or statutory.



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         9. PROOF OF COMPLIANCE. Each party agrees to provide written proof of its compliance, with respect to its respective obligations under Sections 7 or 8 above, to the other party within five (5) business days of such other party's written request' Each party shall have the right to immediately suspend its performance under this Agreement, whether in whole or in part, without liability to the other party in the event that such other party does not provide satisfactory written evidence of such compliance. Each party agrees to notify the other party in writing, as soon as reasonably possible, of any instances where such party is not in compliance with applicable obligations under Sections 13 and 14.

         10. LIMITATION OF LIABILITY. IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY LOSS OF PROFITS, LOSS OF USE, LOSS OF GOODWILL, CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES REGARDLESS OF THE FORM OF ANY CLAIM, WHETHER IN CONTRACT OR IN TORT OR WHETHER FROM BREACH OF THIS AGREEMENT, IRRESPECTIVE OF WHETHER SUCH PARTY HAS BEEN ADVISED OR SHOULD BE AWARE OF THE POSSIBILITY OF SUCH DAMAGES. CLIENT HEREBY ACKNOWLEDGES AND AGREES THAT EBI'S LIABILITY WITH RESPECT TO THE PERFORMANCE OF EBI'S SERVICES SHALL BE LIMITED TO THE AMOUNT OF FEES PAID BY CLIENT TO EBI FOR THE AFFECTED SERVICES PERFORMED
BY EBI.

         11. INDEMNIFICATION.

             (a) By Client. Client hereby agrees to indemnify and hold EBI and its directors, officers, employees, agents, and representatives harmless from and against all obligations, liabilities, claims, demands, losses, damages, costs or expenses, including attorney's fees (collectively "Claims"), arising out of or relating to: (i) Client's material breach of any representation, warranty, covenant or obligation hereunder; (ii) Client's inadvertent or intentional submission of non-approved Billing Transactions; (iii) Client's Services; or (iv) the Billing Transactions processed by EBI in accordance with the terms of this Agreement. In the event that EBI is served as a defendant in any Claim arising out of any of the foregoing, EBI may, at its option, engage its own attorneys to defend itself, and Client shall pay all reasonable attorney fees, costs and expenses incurred by EBI.



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             (b) By EBI. EBI hereby agrees to indemnify and hold Client, its directors, officers, employees, agents, and representatives harmless against any and all Claims arising out of or relating to: (i) EBI's gross negligence or willful misconduct in the performance of its duties hereunder; or (ii) any material breach by EBI of any representation or warranty under this Agreement.

         12. TERMINATION FOR DEFAULT. Either party may terminate this Agreement, effective immediately with written notice to the other party upon any of the following events:

             (a) The other party defaults on any payment obligation hereunder and fails to cure such payment default within five (5) business days of written notice of such payment default to the defaulting party by the non-defaulting party, or

             (b) The other party has violated a representation or warranty contained in this Agreement and such violation remains uncured after five (5) business days following written notice of such violation from the non-defaulting party specifying the nature of the violation; or

             (c) The other party defaults with respect to any other provision of this Agreement and fails to cure such default within thirty {30) days of written notice of such default to the defaulting party by the non-defaulting party; or

             (d) The other party has (i) filed a voluntary petition in bankruptcy or voluntary petition or an answer seeking reorganization, arrangement, readjustment of its debts, or any other relief under the Federal Bankruptcy Code or under any other insolvency act or law, now or hereafter existing, or (ii) a receiver or trustee appointed involuntarily, and any petition or action is not suspended, stayed or dismissed within sixty (60) days after its filing or appointment, as the case may be; or

             (e) Either party determines, in its reasonable discretion, that its business image, reputation or goodwill is being harmed by the services of the other party and such other party has not satisfactorily cured the indicated problem within ten (10) business days of notice thereof from the first party.



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         13. EFFECT OF TERMINATION. The parties agree that the termination of this Agreement for any reason whatsoever, shall not affect or terminate any obligation or liability incurred or assumed by either party prior to the effective date of termination of this Agreement including, without limitation, payment of amounts accrued or owing hereunder.

         14. CONFIDENTIALITY.
             (a) As used in this Agreement "Confidential Information" of either party shall mean any information including, without limitation, trade secrets, technical and other information relating to the service or business operations of a party (the "Disclosing Party") that is disclosed either orally or in writing to the other Party (the "Receiving Party") pursuant to this Agreement or otherwise if such information is marked "Confidential", bears a marking of like import, or is or was identified by the Disclosing Party as "Confidential" at or about the time of transmittal to or receipt by the Receiving Party. Orally disclosed information shall be considered Confidential Information if it is identified as such at the time of disclosure by the Disclosing Party and within thirty (30) days after oral disclosure thereof the Disclosing party confirms in writing to the Receiving Party the confidential nature of such 'Information. "Confidential Information" shall also include any equipment, hardware or software made available to a Receiving Party by a Disclosing Party that includes or represents a tangible manifestation of a Party's "Confidential Information", whether or not such equipment bears any confidential legend or marking.

             (b) Each party agrees that Confidential Information of the other party which is disclosed or obtained by it hereunder or otherwise, shall, subject to the terms and conditions of this Agreement, be retained in confidence and shall be protected to the same extent and in the same manner as comparable Confidential Information of the Receiving Party, but no less than a reasonable standard of care.

             (c) Information shall not be deemed Confidential Information, and Receiving Party shall have no obligation under this provision with respect to any:

                 (i) Information that now or hereinafter comes into the public domain without breach of this Agreement;



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                 (ii) Information already in the possession of or known to the
Receiving Party at the time of disclosure as evidenced by prior written documentation thereof;

                 (iii) Information rightfully and lawfully received by a Receiving Party from a third party without breach of this Agreement or any other agreement as evidenced by existing written documentation thereof;

                  (iv) Information developed independently or discovered by a Receiving Party without use of the Disclosing Party's Confidential Information as evidenced by existing written documentation thereof;

                  (v) Information approved for release by the written authorization of the Disclosing Party; or

                  (vi) Information disclosed pursuant to the requirement or request of a governmental agency or court of competent jurisdiction to the extent such disclosure is required by a valid law, regulation or court order provided, however that reasonable prior written notice is given by the Receiving Party to the Disclosing party of any such requirement or request sufficient to permit the Disclosing party to seek an appropriate protective order or exemption from such requirement or request.

             (d) All tangible forms of information, including, but not limited to documents, drawings, specifications, prototypes, samples and the like received hereunder by a Receiving party shall remain the property of the Disclosing party. Upon written request by a Disclosing Party, the Receiving party shall return to the Disclosing Party all tangible forms of the Disclosing Party's Confidential Information received by Receiving party, together with all copies thereof.

         15. CHOICE OF LAW AND VENUE. THE VALIDITY OF THIS AGREEMENT, ITS CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT, AND THE RIGHTS OF THE PARTIES HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND NOT {OTHERWISE SUBJECT TO RESOLUTION BY ARBITRATION HEREUNDER, SHALL BE BROUGHT EXCLUSIVELY IN
AND VENUE SHALL BE PROPER ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF SANTA CLARA, STATE OF CALIFORNIA. EACH OF THE PARTIES HERETO WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION.



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         16. PUBLIC ANNOUNCEMENTS. Neither party may use the other party's name in any public announcements or public disclosures nor shall either party disclose the terms of this Agreement, without the prior written consent of the other party.

         17. NOTICES. All notices and other communications that are required or may be given hereunder shall be in writing and shall be delivered personally, sent by U.S. mail with return receipt requested, by facsimile if receipt is confirmed by means other than the facsimile's electronic confirmation, or by an express carrier with receipt confirmation. All notices and other communications shall be deemed given when actually received by a party as evidenced by an appropriate confirmation. Notice shall be directed to a party at its address set forth below or such other address as shall be given in writing by such party.

      eBillit, Inc.                         National Online Services, Inc.
      5883 Rue Ferrari                      11900 Biscayne Boulevard
      San Jose, CA 95138                    Miami, Florida 33181
      Attention: General Council            Attention: William D. Rhodes
      FAX: 408-362-2796                     FAX: 305-899-7242

         18. DISPUTE RESOLUTION AND ARBITRATION. Except for an action seeking a temporary restraining order or injunction related to the purposes of this Agreement, or a suit to compel compliance with this dispute resolution process, the parties shall use the following alternative dispute resolution procedures as their sole remedy with respect to any claim, dispute, or other controversy arising out of or relating to this Agreement or its breach.

             (a) Dispute Resolution. At the written request of a party to the other party, each party shall appoint an officer or employee representative to meet, negotiate in good faith, and attempt to resolve any dispute arising under this Agreement. The location, format, frequency, duration, and conclusion of these discussions shall be left to the discretion of the parties representatives. Upon the mutual agreement of the parties, the designated representatives may elect to utilize non-binding mediation to assist in the settlement of the dispute. Discussions and correspondence among the representatives, for purposes of these negotiations, shall be treated as Confidential Information developed for purposes of settlement, exempt from discovery and production, and which shall not be admissible in any arbitration or related action absent the mutual written agreement of the parties. Documents identified in, or provided with such communications, that are not prepared for purposes of the negotiations, are not so exempted and may, if otherwise admissible, be admitted as evidence in any arbitration or related action hereunder.



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             (b) Arbitration, If the negotiations do not resolve the dispute within sixty (60) calendar days of the initial written request for a meeting pursuant to Section 23 (a) hereof, the dispute shall be submitted to binding arbitration by a single arbitrator pursuant to the Commercial Arbitration rules of the American Arbitration Association then in effect (the "Rules"). A party may demand such arbitration in accordance with the procedures set out in those Rules. The arbitration hearing shall be commenced within sixty (60) calendar days of the date of the demand for arbitration. The arbitration shall be held in San Jose, Califomia. Judgment upon the award rendered by the arbitrator may be entered in any court of competent jurisdiction. Each party shall bear its own costs of these procedures. A party seeking discovery shall reimburse the responding party the reasonable costs of production of documents (including search time and reproduction costs). The parties shall share equally the fees of the arbitration and the arbitrator.

         19. OWNERSHIP RIGHTS. EBI, and its licensors, shall own all right, title and interest in and to the EBI Systems (whenever developed), including but not limited to all Intellectual Property Rights therein, if any, and Client shall have no rights therein.

         20. GENERAL PROVISIONS.

             (a) Attorney's Fees. In the event of any dispute, claim, arbitration or legal proceeding arising out of or relating to this Agreement, the prevailing party thereto shall be entitled to reimbursement from the other of all reasonably attorney's fees and costs incurred in connection therewith.



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             (b) Severability. If any provision of this Agreement is found to be invalid by any court, the invalidity of such provision shall not affect the validity of the remaining provisions hereof.


             (c) Captions. The paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

             (d) Assignment. Either party may assign this Agreement to an entity holding a majority ownership interest in the assigning party or in which the assigning party holds a majority ownership interest. In addition, Client may assign, in whole or in part, its right to payments hereunder to a third party. Neither party may otherwise assign any of its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld. All assignments shall be in writing, duly signed by an officer of the assigning party. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties.

             (e) Amendments; No Waiver. Except as otherwise provided herein, this Agreement may be amended or modified only by a written instrument executed and delivered by duly authorized representatives of the parties hereto. No waiver of any right hereunder shall be deemed to be a waiver of the same or any other right on any other occasion.


             (f) Third Party Rights. The parties do not intend to confer any benefit hereunder on any person or entity other than the parties hereto.

             (g) Further Assurances. The parties agree to do such further acts and to execute and deliver such additional agreements and documents as the other(s) may reasonably request to consummate, evidence or confirm the agreements contained herein and the matters contemplated hereby.

             (h) Force Majeure. Neither party shall be deemed in default of this Agreement to the extent that any delay or failure in performance of its obligation results, without its fault or negligence, from any cause beyond its control, including, but not limited to, acts of God, acts of civil or military authority, government regulation, embargoes, epidemics, war, terrorist acts, riots, insurrections, fires, floods, earthquakes, nuclear accidents, strikes, power losses, unusually server weather conditions, inability to secure third party products, services, or transportation facilities, or act of or omission of transportation common carriers (each an "Interrupt Event"). Upon the occurrence of an Interrupt Event that causes either party to be unable to perform its obligation's hereunder, such party shall: (i) immediately notify the other party in writing of such Interrupt Event and its expected duration; and (ii) take all commercially reasonable steps to recommence performance of its obligations hereunder. In the event that an Interrupt Event delays a party's performance of its obligations by more than fifteen (15) days following notice by such party, the other party may terminate this Agreement without penalty immediately upon written notice to the party whose performance is delayed or prevented.



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             (i) Counterparts. This Agreement may be executed in separate counterparts, each of which shall be deemed an original, and both of which together shall constitute one and the same instrument.

             (j) Integration of Agreement. This Agreement, together with the Exhibits and Schedules hereto, contains the entire understanding of the parties with respect to its subject matter and supersedes all prior and contemporaneous agreements, representations and understandings among the parties, whether oral or written, relating to the subject matter hereof.

             (k) No Agency. Neither EBI nor Client is an agent, partner, joint venture, trustee, fiduciary or legal representative of the other party and neither EBI nor Client has authority to act for or incur any obligation on behalf of or in the name of the other party other than as expressly set forth in this Agreement.

             (l) Corporate Authority. The parties hereto represent and warrant that they have the capacity, power and authority to enter into this Agreement, and that the individuals signing on behalf of both parties have the authority to so sign.



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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date set forth above.






    eBillit, Inc. (EBI)                  National Online Services, Inc. (Client)

    By:                                  By:

    Name:                                Name:

    Title:                               Title:


    Date:                                Date:



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                            EXHIBIT "A" Definition of

                                  Certain Terms

The following terms shall have the meaning ascribed thereto throughout this Agreement and any Exhibits and Schedules attached hereto:

"Account" shall mean a separate account of Client under which Billing Transactions and settlement funds are tracked and reported.


"Account Number" shall mean the number, assigned by EBI, which is used to reference a particular Account.

"Adjustment" shall mean a post-billing deduction made to an End-User's bill with respect to Client's Billing Transactions, usually arising from End-User disputes regarding a billed amount. Adjustments may be initiated by (i) Telcos, where applicable, in accordance with the Billing Contracts, (ii) by Client at its discretion, or (iii) by EBI in accordance with this Agreement.

"ANI" shall mean Automatic Number Identification, which refers to the network capture of a dialing party's originating telephone number. For many dialed services, the ANI is used as the BTN (see below).

"Billing Contract" shall mean a billing and collection agreement entered into between EBI and a LEC and/or certain third parties that contract directly with such LEC. Billing Contracts permit the inclusion of approved types of Billing Transactions on the LEC's local telephone bill to business and residential consumers. A current list of existing Billing Contracts as of the Effective Date is attached to Schedule II as Exhibit II-A.

"BTN" shall mean a billing telephone number, which identifies the telephone line to which a Billing Transaction was charged by an End-User.

"Billing Transaction". shall mean an electronic data record evidencing the use by an End-User of Client's Service, which includes relevant information regarding such use.

"Client's Service" shall mean a service provided by a Service Provider which gives rise to a Billing Transaction or otherwise results in or necessitates a service to be performed by EBI hereunder.

"Deposit Month" shall mean a particular calendar month within which Billing Transactions are processed, tracked and reported by EBI.

"EBI Edit Process" shall mean EBI's internal edit checks applicable to the formatting and/or content of Billing Transactions as further described under
Section 4 of the Agreement.



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"EBI Reserve" shall mean an amount withheld, from the amount otherwise owed to
Client with respect to Billing Transactions, to protect EBI from credit losses or otherwise to cover other reserves or offsets, other than Uncollectables imposed by a Telco.

"EBI Systems" shall mean all of FBI's proprietary systems developed and owned by EBI or licensed to EBI, including but not limited to any software, processes and procedures related thereto that are used by EBI in the performance of its obligations hereunder. EBI Systems shall also include any improvements, enhancements, customizations, and upgrades' thereto whether jointly developed or otherwise.

"End-User" shall mean a consumer of Client's Service, including, but not limited to, an individual, corporation or other entity.

"End-User Inquiry" shall mean oral or written contact from an End-User regarding a billing charge usually as a result of the End-User disputing such charge or otherwise seeking an explanation. End-User Inquiries are either handled by EBI or Client in accordance with the attached Schedule VI, or handled by a Telco in accordance with such Telco's inquiry policies and applicable regulations.

"Fees" shall mean those fees set forth on Exhibit B to the Agreement; which are applicable to the Service Options ordered by Client.

"Intellectual Property Rights" shall mean all forms of proprietary rights, titles, interests, and ownership relating to patents, copyrights, trademarks, service marks, trade names, trade dresses, tradesecrets, know-how, mask works, moral rights, and all similar rights of every type that may exist now or in the future under the laws of any jurisdiction.

"LEC" shall mean a local exchange carrier within the telecommunications industry that, among other things, provides dial tone service to business and/or residential consumers.

"Reject" shall mean any Client Billing Transaction that fails to pass the EBI Edit Process as described in paragraph 4(a) hereof.

"Service Provider" shall mean either Client or Client's customer, as applicable, where such entity provides services to End-Users giving rise to Billing Transactions. In the event that Service Provider is not Client, Client is responsible for all actions, inactions, errors and omissions of Service Provider with respect to the Billing Transactions.



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"Taxes" shall mean all federal, state or local sales, use, excise, gross receipts or other taxes or tax-like charges imposed on or with respect to any service or transaction which is the subject of this Agreement.

"Telco" shall mean a LEC with which EBI, directly or indirectly, maintains a Billing Contract. A current list of such Telcos as of the Effective Date is attached to Schedule II as Exhibit II-A.

"Term", "Initial Term" & "Renewal Term" are each defined in Section 3 of the Agreement.



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                                   EXHIBIT "C"

                       Billing and Collections Guidelines

EBI has adopted the anti-cramming consumer protection guidelines of the Coalition to Ensure Responsible Billing (CERB). By adopting these guidelines, EBI is committed to billing standards and practices to ensure a maximum level of consumer protection. Client hereby agrees to the following as consideration for EBI billing for its services.

1. COMPANY INFORMATION

   Client shall provide EBI with the following information:

   o Client's company name, including dba's, and address.
   o Names of all officers, directors and principals of Client.
   o Proof of corporate or partnership status.
   o Copies of certifications as required.
   o Foreign corporation filings as required.
   o Any applicable tariffs upon request.
   o The names and addresses of any telemarketing companies to be used by the Client.
   o The names and addresses of any third party verification companies to be used by the Client.

2. SCREENING OF PROGRAMS, PRODUCTS AND SERVICES

   Prior to EBI's billing for any Client services, Client shall provide EBI with the following information:

   o A complete set of its marketing materials pursuant to the programs or services to be billed by EBI.
   o A complete set of its advertisements (print or other media) pursuant to the programs or services to be billed by EBI.
   o Applicable fulfillment package (which must include cancellation information if not included elsewhere and a toll free Client service telephone number).
   o Complete scripts for sales verification. Client shall not change scripts or programs without first providing changes to EBI.
   o Honest, clear, and understandable text phrase for appearance on the bill.

   NOTE: EBI will not provide billing for services employing the following practices and Client hereby agrees it will not provide Billing Transactions to EBI for the following:

   o Box, sweepstakes, or contest-type entry forms.
   o Negative option sale offers.
   o 800 pay-per-call
   o Collect callback
   o Phantom billing (charging for calls never made or services never provided).
   o Such other programs, products, or services that regulatory agencies, EBI or Telcos, where applicable, determine to be deceptive to consumers.



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                                   EXHIBIT "C"

                      Billing and Collections Guidelines

3. COMPLIANCE MONITORING

   EBI requires Client to:

   o Minimize End-User inquiries and complaints it receives.
   o Minimize End-User complaints to government agencies.
   o Maintain up-to-date records regarding complaints and inquiries that it receives.
   o Promptly adopt action plans to respond to complaints and inquiries.
   o Assist and cooperate with investigations of End-User disputes.
   o Promptly cease billing any recurring charges to an End-user when there is a clear indication that such End-User is no longer utilizing Client's product or service.

4. MANDATORY AUTHORIZATION

   Where State or Federal agencies (or Telcos, where applicable) require consumer pre-authorization for the services, products, or programs provided by Client, Client must employ one of the following forms of authorization. Such authorization must be retained for a period of two (2) years and made available upon request. Additionally, if State/Federal agencies or Telcos amend their requirements, Client is responsible for its full compliance thereto:

   o Recorded independent third party verification
   o Written or electronic letter of authorization (LOA)
   o Written or electronic sales order
   o Voice Recording of telephone sales authorization.

   An authorization must legibly include the following to be valid:

   o The date of authorization.
   o The telephone number and, where practical, name and address of the consumer.
   o Assurance that the consumer is qualified to authorize billing.
   o A complete description of the product or service.
   o A description of the applicable charges.
   o An explicit acknowledgment by the consumer as to how the charges for the product or service will appear on his/her bill.
   o Affirmative acceptance by the consumer of the offer.
   o A toll-free number that subscribers may call to make inquiries concerning the service.

   In addition, authorization verified by an independent third party must include:

   o An initial statement that the purpose of the verifications is to confirm the consumer's intention to accept the sales offer.
   o A statement that the service provider is not affiliated with a LEC, where there is no affiliation.
   o A unique consumer identifier.
   o A review by third party personnel of the entire verification where the verification is automated.

   An Independent third party verifier must meet the following criteria:

   o It must be completely independent of the service provider and the telemarketer.
   o It must not be owned, managed, controlled or directed by Client or the telemarketer.
   o It must not have any financial incentive in the completion of the sale.
   o It must operate in a location physically separate from the service provider and the telemarketer.



National Online Services
Master Services Agreement

                                   EXHIBIT "C"

                     Billing and Collections Guidelines

5. HIGH STANDARD BILLING PRACTICES

   Central to a consumer's right to ensure that they have not been billed inappropriately is the ability to understand and read the bill. Client shall use it's best efforts to ensure that the information provided to EBI fairly and accurately describes the service(s) provided to the End-User including, but not limited to:

   o Identification of the Client providing the services.
   o Detailed description of products or services.
   o Detailed identification of the charges.

6. END-USER SATISFACTION

   As End-Users must be able to easily and quickly address potential billing disputes, EBI may provide the End-User or a regulatory agency on request:

   o The name, address, phone number and fax number of the Client.
   o The nature of any charge
   o The method of authorization.
   o Information as to how an End-User may cancel a service or product.

   In conjunction with the Agreement EBI, or Client, will provide:

   o A toll-free customer service number.
   o Dedicated staff to respond to End-Users inquiries.
   o Full and timely investigation of any written dispute.
   o A credit or response to the End-User within 30 days of the End-User's dispute.

7. DISCLOSURE

   Client hereby agrees that EBI may share the following with federal and state enforcement agencies:

   o Identifying information with respect to terminated billing for Client programs or services.
   o A description of specific problems relating to "Slamming" or "Cramming" that EBI has encountered, and the steps taken to correct such problems.
   o Summary and detailed data with regard to End-User complaints, inquiries and Adjustments.

8. REIMBURSEMENT TO EBI

   Client acknowledges and agrees to fully reimburse EBI, within ten (10) days, any fines or penalties charged EBI by Telcos and/or State/Federal agencies pursuant to Client's Billing Transactions billed by EBI.

(These guidelines may be amended from time-to-time by EBI providing thirty (30) days prior written notice.)



National Online Services
Master Services Agreement

                 SCHEDULE II - PhoneBill SERVICES (TELCO BILLING)

         This Service Order for PhoneBill Services ("Service Order") shall be
effective as of     (the "Order Date"). This Service Order may be terminated by either party, as of the end of the then current Term of the Agreement, by providing written notice to the other party at least 90 days prior to the end of such current Term. Otherwise, this Service Order shall remain in full force and effect until termination of the Agreement.

         1. SERVICE ORDER SUMMARY. This Service Order shall generally include:
i) submission of Client's valid Billing Transactions to Telcos for billing and collection, ii) processing of Unbillables, Adjustments and Uncollectables as such terms are defined herein, iii) database administration to support End-User Inquiry, iv) reconciliation and settlement of amounts due to Client with respect to the Billing Transactions, and v) standard reporting and tracking for each Account established by Client.

         2. ORDERING INITIATION. This Service Order may be initiated by Client, by providing 90 days prior written notice to EBI together with any applicable setup Fee as set forth on Exhibit B to the Agreement.

         3. TELCO SUBMISSION UNBILLABLES. EBI shall submit to the Telcos those Billing Transactions of Client that have passed the EBI Edit Process and represent Client Services that have been pre-approved by EBI and/or the Telcos where applicable. Telcos may subject Client's Billing Transactions, submitted to it by EBI, to its own edit process and either be unable or unwilling to bill certain transactions (each an "Unbillable") even though such Unbillable transactions passed the EBI edit process. Unbillables returned to EBI in an electronic format by the Telco will be returned to Client in a similar format. EBI shall have no further responsibility for such Unbillable transactions except, however, if Billing Transactions are deemed Unbillable due to EBI's error or omission, EBI shall correct and resubmit such Billing Transactions at no additional charge to Client. Unbillables shall be applied to the settlement of amounts due Client in accordance with the methodology set forth on Exhibit II-B attached hereto.



National Online Services
Master Services Agreement

         4. INQUIRY SUPPORT ADJUSTMENTS. EBI and Client have executed a separate service order to cover End-User Inquiry, which is attached to the Agreement as
Schedule VI. As a result of End-User Inquiry services or otherwise as initiated by either a Telco or Client, EBI shall process Adjustments, as such term is defined on Exhibit A to the Agreement, and incorporate the amount of such Adjustments into the settlement of amounts due to Client. Adjustments initiated by a Telco and reported to EBI shall be applied to Client in accordance with the methodology set forth on Exhibit II-B attached hereto.

         5. HOLDBACK TRUE-UP, UNCOLLECTABLES. Telcos may withhold, from the gross deposited dollars, a reserve amount to cover anticipated write-offs of uncollectable End-User accounts ("Uncollectables"), which may be realized some time in the future. EBI shall withhold a similar amount from funds otherwise due to Client (the "Telco Holdback") in order to cover amounts withheld by
Telcos: The Telco Holdback rate shall be initially set at five percent (5%) of the gross value of Client's Billing Transactions. The Telco Holdback rate may be modified from time to time by EBI based on a reasonable analysis of Client's Billing Transactions. From time to time, Telcos will conduct a reconciliation of the amounts held back compared to actual Uncollectables realized for a particular period (a "TELCO TRUE-UP") and may subsequently revise their reserve rates as well as collect from or refund to EBI any difference between the amounts withheld by such Telcos and the actual Uncollectables. After a Telco performs its Telco True-Up and reports the results to EBI, EBI will similarly reconcile the Telco Holdback amount with the realized Uncollectables pursuant to the methodology contained in Exhibit II-B (each such reconciliation a "True-Up"). EBI shall include the results of such True-Ups on a summary report to Client. True-Up results reflected on the summary report shall be incorporated into the settlement of amounts due to Client, as further described in Section 7, hereunder.



National Online Services
Master Services Agreement

         6. OTHER DEDUCTIONS.

            a) Telco Fees. EBI shall be entitled to recover from or pass-through to Client, all Telco-imposed processing and other charges associated with Client's Billing Transactions ("Telco Fees"). The Telco Fees are set forth on Exhibit II-D hereto.

            b) EBI Reserve. EBI may withhold, from any amounts otherwise due to Client, an amount necessary to fund the EBI Reserve. The EBI Reserve rate for each Account under this Agreement will initially be established at five percent (5%) of gross value of Client's Billing Transactions. EBI may, in its reasonable discretion, adjust the EBI Reserve requirement for any Account. Such adjustment may be accomplished by either: (i) adjusting the previously established reserve percentage for such Account; (ii) adjusting or offsetting the EBI Reserve for another Account; (iii) invoicing Client directly for additional amounts required; or (iv) reimbursing Client for excess amounts, if applicable.

            With respect to Client's Billing Transactions, certain Telco's may require a reserve for Unbillables and/or Adjustments exceeding certain thresholds. This requirement may necessitate an increase in the EBI Reserve. If applicable, this increase shall be based on Client's actual Unbillable and/or Adjustment experience over a three (3) month period for the subject Telcos. The adequacy of this component of the EBI Reserve shall be reviewed on a quarterly basis and determined based on Client's actual experience of Unbillables and/or Adjustments in the prior quarter for the relevant Telcos.

         7. SETTLEMENT OF AMOUNTS DUE. Client shall be entitled to the gross value of the Billing Transactions remitted to the Telcos less any applicable Unbillables, Adjustments, Telco Holdback, excess Uncollectables (pursuant to any True-ups), Fees, Telco Fees and EBI Reserves (the difference being the "Net Proceeds"). Each week EBI shall transfer, by wire to Client's designated bank account, the Net Proceeds identified the prior week. It shall be Client's responsibility to provide EBI with complete and accurate written wire transfer instructions. In addition to the Net Proceeds, Client shall be entitled to any excess Telco Holdback from prior period True-ups and any excess EBI Reserve as set forth below:

            (a) Periodic EBI Reserve Remittance. No later than thirteen (13) months from the end of a given Deposit Month ("Roll-Down Month"), EBI shall apply fifty percent (50%) of the Roll-Down Month's EBI Reserve, by Account Number, to Client's Account. At the eighteenth (18th) month from the close of a Roll-Down Month, EBI shall apply the balance of the Roll-Down Month's EBI Reserve, by Account Number, to Client's Account.



National Online Services
Master Services Agreement

         8. REPORTS.

            (a) Standard Reporting. EBI agrees to provide Client with EBI's standard reports identified in Exhibit II-C attached hereto and incorporated herein. Client, may request that EBI provide additional reports or a different formatted report. To the extent EBI can comply with such request with reasonable effort, EBI shall supply such reports at an additional charge based upon the time and expense to be mutually agreed upon by the parties.

            (b) Report Review. Client agrees that it is solely responsible for inspecting and reviewing all reports provided by EBI within sixty (60) days of receipt by Client. Client's failure to report any errors or inconsistencies with respect to such reports within such timeframe shall constitute acceptance by Client.

            (c) Report Detail. Client acknowledges and agrees that (i) the individual Telcos may not always provide definitive detail to EBI for amounts the Telco deems to be Unbillables, Adjustments, or Uncollectables, (ii) EBI shall not be held to a higher standard of accounting pertaining to Telco performance as that provided by the individual Telco, and (iii) EBI's methodology contained in Exhibit II-B associated with the determination of Client's share of Unbillables, Adjustments or Uncollectables is reasonable and appropriate given the detail received from the individual Telco.

            (d) Audit. Upon 30 days prior written notice by Client, but no more frequently than once during a twelve (12) month period, Client shall have access to EBI's records pertaining to Client's Billing Transactions, including, but not limited to, the information EBI receives from Telcos. The audits conducted hereunder shall be at Client's sole cost and expense provided, however, if an audit reveals that amounts due to Client were understated by more than 10% for the period audited, then EBI shall, in addition to promptly paying to Client the understated amount, reimburse Client for all reasonable out-of-pocket audit costs. Notwithstanding any of the foregoing, Client shall have no right to audit any EBI records pertaining to periods more than twelve (12) months prior to the date of notice of such audit.



National Online Services
Master Services Agreement

         9. BILLING APPEARANCE. Where a Telco provides the capability, Clients Billing Transaction shall appear on such Telco's subscriber bills within EBI's billing page, under the name designated by Client for each Account Number.

         10. TELCO CONFIDENTIALITY. Client hereby acknowledges and agrees that, without express authorization from a Telco, Client shall not publish or use the name, service mark or trademark of any Telco in its advertising, telemarketing, direct mail or other promotions or make any misrepresentations concerning an affiliation with any Telco with regard to the Billing Transactions or Client's Services. In the event of a violation of this section, Client shall pay to EBI, as liquidated damages, for loss of reputation and business good will, and not as a penalty, $10,000 for each such violation.

IN WITNESS WHEREOF, the parties hereto have executed this Service Order as of the Order Date set forth above.

eBillit, Inc. (EBI)                     National Online Services, Inc. (Client)

By:                                     By:

Name:                                   Name:

Title:                                  Title:



National Online Services
Master Services Agreement

                                 EXHIBIT "II-A"

                             Telco Billing Contracts


         Ameritech                       - Ohio Bell                   NYNEX                         - New England Tel
                                         - Michigan Bell                                             - New York Tel
                                         - Indiana Bell
                                         - Wisconsin Bell              Pacific Bell                  - Pacific Bell
                                         - Illinois Bell                                             - Nevada Bell


         Bell Atlantic                   - New Jersey Tel              Southwestern Bell
                                         - Bell PA
                                         - Diamond State               U.S. West                     - Northwest Bell
                                         - C&P DC                                                    - Mountain Bell
                                         - C&P MD                                                    - Pac NW Bell
                                         - C&P VA
                                         - C&P WVA                     Alltel


         Bell South                                                    Cincinnati Bell

         GTE                             - GTE North                   Illuminet
                                         - GTE Florida
                                         - GTE South                   NECA
                                         - GTE South West
                                         - GTE California              SNET
                                         - GTE West
                                         - GTE North West              Sprint United                 - United Florida
                                         - GTE Hawaii                                                - CT&T
                                                                                                     - United Indiana
         GTE Contel                      - GTE North Contel                                          - United Midwest
                                         - GTE South Contel
                                         - GTE S-W Contel              Telecom Canada

         Citizens Telephone

All programs are subject to initial and continuing Telco approval and can be terminated at any time. Additional Telcos may be available for service, subject to Telco approval, upon EBI review and recommendation. The above information is generally current at the time of printing and is to be used for informative purposes only. The information contained in this Exhibit is subject to change without notice. Inclusion in the above list does not indicate or imply that the named Telcos approve the program(s) contemplated under this Agreement. EBI makes no promise or guarantee that this information is constant, permanent, all inclusive and/or final.



National Online Services
Master Services Agreement

                                 EXHIBIT "II-B"
                                 Telco Returns
                    Matching Process & Allocation Methodology

         Rejects:

             Full Key:              Bill To Number (BTN)
                                    Originating Number
                                    Terminating Number
                                    Call Date
                                    Call Time        (Seconds excluded)
                                    Call Duration    (Seconds excluded)

A reject call record that matches a history record based on the above Full Key is considered an exact match and is returned to the Client with the EBI return code in position 70-71.

Unbillables:

             Full Key:              Bill To Number (BTN)
                                    Originating Number
                                    Terminating Number
                                    Call Date
                                    Call Time        (seconds excluded)
                                    Call Duration    (seconds excluded)

An unbillable call record that matches a history record based on the above Full Key is considered matched and is returned to the Client with the EBI return code in position 70-71.

If the total matched data is less than the unbillable amount charged by the Telco, a non-specific allocation is applied to the shortfall. The non-specific allocation methodology is based on each Client's specific unbillable experience compared to the total specific unbillable amount for each particular Telco.

Adjustments 4501XX:

             Pass # 1-Full Key:     Bill To Number (BTN)
                                    Originating Number
                                    Terminating Number
                                    Call Date
                                    Call Time        (seconds excluded)
                                    Call Duration    (seconds excluded)

An adjustment call record that matches a history record based on the above Full Key is considered matched and is returned to the Client with the original call record that it matched.

             Pass # 2-Partial Key:  Bill To Number (BTN) - Optional\Required
                                    Originating Number - Optional\Required
                                    Terminating Number - Optional
                                    Call Date - Optional
                                    Call Time - Optional
                                    Call Duration - Optional



National Online Services
Master Services Agreement

                              AMENDMENT NUMBER ONE
                                     TO THE
                     MASTER SERVICES AGREEMENT ("Agreement")
                                     BETWEEN
                            eBillit, Inc. ("EBI") AND
                    National Online Services, Inc. ("Client")
                              DATED March 30, 2001


WHEREAS, Client has requested of EBI, and EBI is willing to grant to Client, a security interest in EBI relating to Client's right to Net Proceeds from its Billing Transactions.

NOW, THEREFORE, the parties agree as follows:

1. All capitalized terms not defined herein shall have the meaning ascribed to them under the Agreement.

2.       Section 21 is hereby added to the Agreement to read as follows:

                  "21. SECURITY INTEREST. EBI hereby grants to Client a security interest in all of EBI's right, title and interest in and to, whether now owned or hereafter acquired, the following (hereafter the "Collateral"): all amounts collected or to be collected by EBI for Client under this Agreement pursuant to Billing Contracts, whether such rights to payment or collection constitute accounts, contract rights, instruments, general intangibles, chattel paper, or otherwise, after payment of all amounts which are or become due to or may be retained or held by any Telco or EBI under this Agreement, any Billing Contract or otherwise including, but not limited to, Fees, Telco Fees, Taxes, EBI Reserves, Telco Holdback, True-up, Unbillables, Uncollectables and Adjustments. EBI shall cooperate in taking such actions as are reasonably necessary to perfect Client's security interest in the Collateral, including, but not limited to, the filing of a UCC-1 financing statement."

3. All other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this amendment to the Agreement to be effective as of the date set forth above.

eBillit, Inc.                               National Online Services, Inc.


BY:                                         BY:

NAME:                                       NAME:

TITLE:                                      TITLE:

DATE:                                       DATE:



Amendment of MSA - EBI          - CONFIDENTIAL -                     Page 1 of 1

                                 EXHIBIT "II-B"
                                 Telco Returns
                   Matching Process & Allocation Methodology

An adjustment call record that matches a history record based on matching a minimum of four (4) keys, which must include one (1) of the Optional\Required keys in the above Partial Key, is considered matched and is returned to the Client with the original call record that it matched. The adjustment amount may not be greater than the history record amount.

             Pass # 3-Matrix Key:   Bill To Number (BTN) - Optional/Required
                                    Originating Number   - Optional/Required
                                    Terminating Number   - Optional/Required
                                    Call Date            - Optional
                                    Call Time            - Optional
                                    Call Duration        - Optional

An adjustment call record that matches a history record based on matching a minimum of four (4) keys, which must include one (1) of the Optional/Required keys in the above Matrix Key is considered matched and is returned to the Client with the original call record that it matched. The adjustment amount may not be greater than the history record amount.

All BTN'S contained in Telco Returns are compared to a BTN split table to determine if the BTN was involved in an area code split. If the BTN was involved in an area code split, the previous & current NPA is utilized in the matching process.

All adjustment call records that fail the Full, Partial or Matrix Key matching process are combined with the 4550XX adjustment records and are matched utilizing the Bulk Match process.

Adjustments 4550XX:

             Bulk Match Key:        Bill To Number (BTN)
                                    Call Date
                                    CIC

Bulk logic is a one-to-many matching process and utilizes the call date to determine the calls eligible for matching. All call dates equal or older than the Telco tape date are considered eligible. Matching is conducted in LIFO order up to the value of the adjustment call record. Matched call records are eliminated from the eligible pool after they have been adjusted to their original value. This elimination is based on the process run date regardless of the number of files (tapes) being processed for a given Telco within a particular run.

An adjustment call record that matches a history record based on Bulk Match logic is returned to the Client with the original call record or records that it matched. Because the Bulk Match logic will allow matching to many records, it also allows matching to one or more Clients. Therefore, the returned 4550XX adjustment record may be included in more than one Clients return detail information.

If the total combined matched data is less than the adjustment amount charged by the Telco, a non-specific allocation is applied to the shortfall. The non-specific allocation methodology is based on each Client's specific adjustment percentage in comparison to the total specific adjustment.



National Online Services
Master Services Agreement
E01-2314

                                 EXHIBIT "II-B"
                                  Telco Returns
                   Matching Process & Allocation Methodology

If the Telco fails to provide data for the End-User adjustments, and therefore no matching can be performed for that particular Telco, EBI will utilize the following methodology to allocate the adjustment amount reflected on the Telco PAR statement. The non-specific allocation methodology is based on the understanding that when a Telco reports End-User adjustments on the PAR statement, those adjustments are generally related to billings from both the PAR month and the month prior to the PAR month. Therefore, EBI uses each Client's billing activity for these two months, coupled with an historical adjustment percentage for each Client, as the basis for the allocation of the non-specific adjustments.

For instance, if the Telco reports End-User adjustments on the October PAR statement, EBI would use June, July and August to derive an historical adjustment experience percentage by Client. This would result in a basis for allocation applied to September and October billing which would generate the non-specific allocation percentage for each Client that is utilized in the reconciliation of the October PAR.

To determine the non-specific adjustment allocation percentage for each Client, EBI performs the following steps:

         Step 1 - Identify all Clients that deposit to that particular Telco for the given two-month period.

         Step 2 - Determine the actual billings deposited for each Client to that particular Telco as the basis for allocation.

         Step 3 - For all Clients identified in Step 2, determine the historical adjustment percentage. This percentage is based on the Telcos that have provided each Client with a 50% or higher of detailed adjustments.

         Step 4 - Multiply the actual billings amount in Step 2 by the historical adjustment percentage in Step 3 for each Client.

         Step 5 - Determine each Client's percentage of the sum total of the Step 4 calculation.

         Step 6 - Allocate the non-specific adjustment for that particular Telco based on the weighted percentages determined in Step 5.

For example, XYZ Telco has applied $50,000 adjustment amount to the PAR without supporting data. The Clients who deposited in XYZ Telco would receive allocation in the following manner.

                                 EXHIBIT "II-B"
                                  Telco Returns
                   Matching Process & Allocation Methodology


-----------------------------------------------------------------------------------------------------------
Step 1           Step 2         X        Step 3          =   Step 4          Step 5           Step 6
-----------------------------------------------------------------------------------------------------------
Client #         Billings       X      Historical        =   Step 2 x      Each Client      $ Allocated
                Deposited              Adjust %               Step 3     contribution in    (% in Step
                 With XYZ              Telco >50%                       relation to total       5 x
                Telco for              supporting                       in Step 4 (% of       $50,000)
                 Sept &                detail for                          $123,200)
                 October              June, July &
                                        August
-----------------------------------------------------------------------------------------------------------
 444            $ 55,000        X         10%            =  $  5,500          4.46%           $ 2,230
-----------------------------------------------------------------------------------------------------------
 222            $160,000        X         15%            =  $ 24,000         19.48%           $ 9,740
-----------------------------------------------------------------------------------------------------------
 333            $ 35,000        X         22%            =  $  7,700          6.25%           $ 3,125
-----------------------------------------------------------------------------------------------------------
 445            $220,000        X         35%            =  $ 77,000         62.5%            $31,250
-----------------------------------------------------------------------------------------------------------
 555            $300,000        X          3%            =  $  9,000          7.31%           $ 3,655
-----------------------------------------------------------------------------------------------------------
                                                            $123,200        100.00%           $50,000
                                                           ------------------------------------------------



Uncollectables 4601XX & 4650XX (Used for True-Ups):

         Write-Off Match Logic:     Bill To Number (BTN)
                                    Call Date
                                    CIC

Uncollectable write-off Logic is a one-to-many matching process and utilizes the write-off date to determine the calls eligible for matching. All call dates equal or older than the write-off record date are considered eligible. Matching is conducted in "last-in-first-out" order up to the value of the write-off record. Matched call records are eliminated from the eligible pool after they have been adjusted to their original value. This elimination is based on the process run date regardless of the number of files (tapes) being processed for a given Telco for a particular run.

A write-off record that matches a history record based on write-off logic is returned to the Client with the BTN, write-off date and matched amount. The total of all matched write-offs is referred to as the "Specific Write-Off".

If the total of all Client's Specific Write-Offs is less than the write-off amount charged by the Telco, a "NonSpecific Write-Off" is applied to each Client for the shortfall. The Non-Specific Write-off is based on each Client's Specific Write-Off in comparison to the total of all Specific Write-offs. For example, if a Client's Specific Write-off is 10% of the total of all Specific Write-0ffs, then they will be allocated a Non-Specific Writer-Off of 10% of the aforementioned shortfall. The Client's Specific Write-Off and Non-Specific Write-Off together make up the Client's "Write-Off Allocation" for a particular True-Up.

If the Telco fails to provide adequate data for the write-off matching and, therefore, no matching can be performed for that particular Telco, EBI will utilize the following methodology to determine the Write-Off Allocation, used to apply the write-off amount reflected on the Telco PAR statement. This non-specific write-off allocation methodology is based on each Client's experience of detailed write-offs over a 12 month period, for Telcos that do provide write-off detail, coupled with each Client's billing activity for the three months prior to the Telco write-off date.

                                 EXHIBIT "II-B"
                                  Telco Returns
                   Matching Process & Allocation Methodology

To determine the non-specific write-off allocation percentage for each Client, EBI performs the following steps:

         Step 1 - Identify all Clients that deposited to that particular Telco for the applicable months.

         Step 2 - Identify each Client's deposited dollars to that particular Telco for the applicable months.

         Step 3 - For all Clients identified in Step 1, determine each Client's historical write-off percentage based on the various Telcos that have provided each Client with 50% or greater of actual write-off detail over a 12 month period.

         Step 4 - Multiply the deposit amount in Step 2 by the write-off percentage in Step 3 for each Client.

         Step 5 - Determine each Client's percentage of the sum total of the Step 4 calculation.

         Step 6 - Allocate the non-specific write-off amount for the Telco based on the weighted percentages determined in Step 5.

For example, XYZ Telco has applied $50,000 write-off amount to the PAR statement without supporting detail. The Clients who deposited in XYZ Telco for this time period would receive allocation of the $50,000 in the following manner:


-----------------------------------------------------------------------------------------------------------
Step 1           Step 2         X        Step 3          =   Step 4          Step 5           Step 6
-----------------------------------------------------------------------------------------------------------
Client #          Actual        X      Historical        =   Step 2 x      Each Clients'    $ Allocated
                 Billing               Write-Off %            Step 3     contribution in    (% in Step
                Deposited              with Telco                       relation to total       5 x
                 in XYZ                  > 50%                          in Step 4 (% of       $50,000)
                  Telco                supporting                           123,200)
                                        detail
-----------------------------------------------------------------------------------------------------------
 111            $ 55.000        X        10%             =   $  5,500         4.46%           $ 2,230
 222            $160,000        X        15%             =   $ 24,000        19.48%           $ 9,740

 333            $ 35,000        X        22%             =   $  7,700         6.25%           $ 3,125

 444            $220,000        X        35%             =   $ 77,000         62.5%           $31,250
 555            $300,000        X         3%             =   $  9,000         7.31%           $ 3,655
                                                             ----------------------------------------
                                                             $123,200       100.00            $50,000
                                                             ----------------------------------------


True-Up Procedure:


Once Clients Write-Off Allocation has been determined, it is compared to the Telco Holdback reserved for the period being trued-up, and the difference, if any, is reported on a True-Up Summary report. A positive difference (i.e. Telco Holdback was greater than the Write-Off Allocation) will be remitted to Client, while a negative difference (i.e. Telco Holdback was less than the Write-Off Allocation) will be paid by Client.

                                 EXHIBIT "II-C"
                    Delivery schedule of Reports & Data Files

The following reports and data files are available on the BBS:


Report/Data File                                              Day Available
----------------                                              -------------
Confirmation Report                                           Same day as data is submitted to EBI
Call Acceptance Transmittal Report                            Friday 12:00 PST
Call Acceptance Transmittal Data File                         Friday 12:00 PST
Edit Reject Reports                                           Friday 12:00 PST
Edit Reject Data File                                         Friday 12:00 PST

EBI Inquiry Services Reports                                  Monday
EBI Inquiry Services Data Files                               Monday
EBI Cancellation Request Data Files                           Monday thru Friday (if applicable)

Telco Unbillable Reports                                      Thursday
Telco Unbillable Data Files                                   Thursday
Telco Adjustment Reports                                      Thursday
Telco Adjustment Data Files                                   Thursday
Credit Unbill Data File                                       Thursday

Telco Uncollectable Reports                                   Friday
Telco Uncollectable Data Files                                Friday

Settlement Statement Report                                   Wednesday After 5:00 PST
Settlement Status Report                                      Wednesday After 5:00 PST
Payment Summary Report                                        Wednesday After 5:00 PST
Payment Summary Data File                                     Wednesday After 5:00 PST
Payment Unbill Report                                         Wednesday After 5:00 PST
Payment Unbill Data File                                      Wednesday After 5:00 PST
Payment Recourse\Holdback Report                              Wednesday After 5:00 PST
Payment Recourse\Holdback Data File                           Wednesday After 5:00 PST
True-Up Summary Reports                                       Wednesday After 5:00 PST


The following reports are available on the "NetImpact" web directory


Settlement Statement Report                                   Wednesday After 5:00 PST
Settlement Status Report                                      Wednesday After 5:00 PST
Payment Summary Report                                        Wednesday After 5:00 PST
Payment Summary Excel Spreadsheet                             Wednesday After 5:00 PST
Payment Unbill Report                                         Wednesday After 5:00 PST
Payment Unbill Excel Spreadsheet                              Wednesday After 5:00 PST
Payment Recourse\Holdback Report                              Wednesday After 5:00 PST
Payment Recourse\Holdback Excel Spreadsheet                   Wednesday After 5:00 PST
True-Up Summary Reports                                       Wednesday After 5:00 PST
Telco Returns Detail Listing Spreadsheet                      Wednesday After 5:00 PST

                              Exhibit Revised 01/00

                                 EXHIBIT "II-D"
                                   Telco Fees


 Telco Group      SID   Telco Name       Bill Render   Interstate    Intrastate  Bulk 4250   SSM 010118    Pay/Call 010116  End-User
                                                        Per Msg.      Per Msg.    Per Msg.    Per Msg.         Per Msg.      Adjust
Ameritech        9321   Ohio Bell          0.440         0.050       0.050         0.100         0.100         0.100           9.00
                 9323   Michigan Bell      0.440         0.050       0.050         0.100         0.100         0.100           9.00
                 9325   Indiana Bell       0.440         0.050       0.050         0.100         0.100         0.100           9.00
                 9327   Wisconsin Bell     0.440         0.050       0.050         0.100         0.100         0.100           9.00
                 9329   Illinois Bell      0.440         0.050       0.050         0.100         0.100         0.100           9.00
Bell Atlantic    9102   New Eng Tel        0.950         0.020       0.020         0.150         0.020         0.050           5.00
                 9104   New York Tel       0.950         0.020       0.020         0.150         0.020         0.050           5.00
                 9200   New Jersey Tel     0.950         0.020       0.020         0.150         0.020         0.050           5.00
                 9208   Bell Penn.         0.950         0.020       0.020         0.150         0.020         0.050           5.00
                 9210   Diamond State      0.950         0.020       0.020         0.150         0.020         0.050           5.00
                 9211   C&P DC             0.950         0.020       0.020         0.150         0.020         0.050           5.00
                 9212   C&P MD             0.950         0.020       0.020         0.150         0.020         0.050           5.00
                 9213   C&P VA             0.950         0.020       0.020         0.150         0.020         0.050           5.00
                 9214   C&P WVA            0.950         0.020       0.020         0.150         0.020         0.050           5.00
Bell South       9417   Bell South         0.505         0.055       0.061       .095+2.5%       0.060       .111+2.5%         6.40
Companies         169   GTE North          0.433         0.045       0.076         0.135         0.135         0.073          15.00
                  328   GTE Florida        0.433         0.045       0.076         0.135         0.135         0.073          15.00
                  479   GTE South          0.433         0.045       0.076         0.135         0.135         0.073          15.00
                 2080   GTE S-West         0.433         0.045       0.076         0.135         0.135         0.073          15.00
                 2319   GTE California     0.433         0.045       0.076         0.135         0.135         0.073          15.00
                 2320   GTE West           0.433         0.045       0.076         0.135         0.135         0.073          15.00
                 2416   GTE N-West         0.433         0.045       0.076         0.135         0.135         0.073          15.00
                 3100   GTE Hawaii         0.433         0.045       0.076         0.135         0.135         0.073          15.00
GTE N-Contel      170   GTE N-Contel       0.433         0.045       0.076         0.135         0.135         0.073          15.00
                  480   GTE S-Cortel       0.433         0.045       0.076         0.135         0.135         0.073          15.00
                 2081   GTE SW Contel      0.433         0.045       0.076         0.135         0.135         0.073          15.00
Citizens Tel     2308   Citizens Tel       0.820         0.080       0.080         0.080         0.080         0.080          10.00
Pacific Bell     9740   Pacific Bell       0.350         0.030       0.030         0.030         0.030         0.280           9.00
Nevada Bell      9742   Nevada Bell        0.550         0.030       0.091         0.030         0.030         0.280           4.00
Bell             9533   S-West Bell        0.400         0.031       0.031         0.280         0.090         0.250           9.03
S. West          9631   North West Bell    0.850         0.000       0.000         0.000         0.000         0.000           2.50
                 9636   Mountain Bell      0.850         0.000       0.000         0.000         0.000         0.000           2.50
                 9638   PAC N-W Bell       0.850         0.000       0.000         0.000         0.000         0.000           2.50
Alltel           9995   Alltel             0.650          8.5%        8.5%          8.5%          8.5%          9.0%           0.00
Cincinnati Bell   348   Cincinnati Bell    0.600         0.022       0.022         0.052         0.022         0.022          15.00
Illuminet        9999   Illuminet          0.000         0.800       0.800         0.800         0.800         0.800           0.00
NECA             9996   NECA               0.000         0.550       0.550         0.550         0.550         0.550           0.00
SNET             9147   SNET               0.510         0.110       0.110         0.110         0.110         0.110           0.00
United            341   United Florida     0.390         0.190       0.190         0.190         0.190         0.190           2.00
                  470   Carolina T&T       0.390         0.190       0.190         0.190         0.190         0.190           2.00
                  832   United Indiana     0.390         0.190       0.190         0.190         0.190         0.190           2.00
                 9993   United Midwest     0.390         0.190       0.190         0.190        0.190          0.190           2.00
Canada           8050   Telcom Canada      0.000         0.560       0.560         0.560        0.560          0.560           0.00



The above information is current at the time of printing and is to be used for informative purposes only. The information contained in this exhibit is subject to change without [illegible] IGT makes no guarantee that this information is constant, permanent, all inclusive and/or final.

      Note: US West End-User Adjustment Fee is based on each line item adjusted

                                 Exhibit "II-E"
                              Payment Instructions

Until receipt of a subsequent written notice executed by the undersigned Customer, PAYMENTONE is hereby instructed to remit any Net Proceeds to which the Customer is entitled under this Agreement to the account listed below. These wire instructions may only be modified or revoked by a written notice signed by Customer. Customer agrees to indemnify and hold PAYMENTONE harmless from any and all claims or expenses arising, directly or indirectly, from PAYMENTONE complying with the instructions contained herein.

Wire Transfer Designation for Direct Bill ID 696

Company              EPIXTAR COMMUNICATIONS CORP.
                     ----------------------------------------------------------

Address              11900 Biscayne Blvd. 3rd Floor
                     ----------------------------------------------------------

                     Miami, FL 33181
                     ----------------------------------------------------------

                     ----------------------------------------------------------

Bank Name            Wachovia Bank
                     ----------------------------------------------------------

Bank Address         4299 NW 36th Street
                     ----------------------------------------------------------

                     Miami, FL 33166
                     ----------------------------------------------------------

                     ----------------------------------------------------------

Account Name         Epixtar Comm.
                     ----------------------------------------------------------

Account Number       2000014597992
                     ----------------------------------------------------------

Bank (ABA)
Transfer Number      06000021
                     ----------------------------------------------------------


Signature: ________________________     Print name: ___________________________

Title: ____________________________     Date: _________________________________

                         SCHEDULE VI - END-USER INQUIRY

         This Service Order for End-User Inquiry ("Service Order") shall be effective as of ________________ ("Order Date") and shall remain in full force and effect as long as there is in effect a valid service order for either PhoneBill or DirectBill services.

         1. SERVICE ORDER SUMMARY. This Service Order shall generally include:
i) Referral or transfer of End-User inquiries to Client, ii) Handling by EBI of End-User Inquiries under certain circumstances in accordance with Inquiry Guidelines and Inquiry Standards, each as defined herein.

         2. ORDERING, INITIATION. This Service Order shall be initiated by Client automatically by providing 90 days prior written notice to EBI of a service order for either PhoneBill or DirectBill services, together with any applicable setup Fee(s) as set forth on Exhibit B to the Agreement.

         3. CLIENT-HANDLED INQUIRIES. Client may elect, by written notice to EBI, to provide its own End-User Inquiry support provided, however, that Client can continually meet the performance requirements set forth on Exhibit VI-A (the "Inquiry Standards"), attached hereto. EBI shall refer or transfer End-User Inquiries to Client based on mutually agreeable procedures. EBI reserves the right to monitor Client's performance of its own End-User inquiry. If in EBI's reasonable discretion, EBI determines that Client's End-User Inquiry support is unsatisfactory, EBI may elect to provide End-User Inquiry support immediately upon written notice to Client. In the event Client has ordered Telco Billing from EBI, Client acknowledges that the Telcos reserve the right to handle certain End-User Inquiries.

         4. EBI-HANDLED INQUIRIES. In the event Client has not elected to handle End-User Inquiries or if otherwise Client has been unable to meet the performance requirements set forth above, then EBI shall handle End-User Inquiries in accordance with its standard procedures or otherwise as mutually agreed to by the parties (the "Inquiry Guidelines"). Client agrees to cooperate with EBI with respect to End-User Inquiries including, without limitation, providing originating numbers, locations, applicable rate tables, and detailed written and/or electronic End-User authorizations, such as letters of agency, as requested by EBI. EBI and Client shall establish a contact within each organization for the purpose of resolving End-User Inquiries. When subscription authorization is required, Client shall provide EBI with a toll-free number and/or a data file to access End-User subscription information.

         (a) Adjustments. EBI shall use reasonable efforts to sustain billing charges in accordance with the Inquiry Guidelines. However, EBI shall not be required hereunder to commence any litigation or take any other form of action to enforce collection of bills rendered to End-Users except as expressly provided in an applicable service order between the parties.

         (b) Regulatory Complaints. EBI shall respond to any regulatory complaints made by End-Users and forwarded to EBI by a regulatory agency and shall provide a copy of such response to Client upon request.

      IN WITNESS WHEREOF, the parties hereto have executed this Service Order as of the Order Date set forth above.

eBillit, Inc. (EBI)                     National Online Services, Inc. (Client)


By: /s/ Joe Lynam                       By: /s/ William D. Rhodes, Jr.
    -----------------------------           -------------------------------

Name: Joe Lynam                         Name: William D. Rhodes, Jr.
      ---------------------------             -----------------------------

Title:   CEO                            Title:  President
       --------------------------              ----------------------------

                                 EXHIBIT "VI-A"
                               Inquiry Standards

End-User Inquiry shall be performed by Client or EBI (each in this context a "Provider") in accordance with the following Inquiry Standards:

1. Provider shall maintain a toll-free telephone number through which End-User's initiate inquiries. Where practical, such number shall be prominently displayed on the End-User's bill.

2. Provider shall answer 80% of all End-User Inquiries, with a live Client service agent, within 90 seconds.

3. Provider shall have adequate Client service staff available to support End-User Inquiries between the hours of 8:00 am and 5:00 pm for all time zones where End-Users reside.

4. Provider shall not allow calls to be routed to a voicemail function during required service hours (live agent must answer all calls).

5. Provider shall maintain a call abandon rate less than or equal to 5% of inbound calls.

6. Provider shall respond to written End-User Inquiries, in writing, within 15 days of receipt.

  [Check from National On Line Services, Inc. made out to eBillit, Inc., dated
      March 29, 2001, in the amount of Five Thousand Dollars and no cents]